                                                                   EXHIBIT 10.20
                             LETTER AMENDMENT NO. 5


                                                             As of June 29, 1999


The Prudential Insurance Company
  of America
U.S. Private Placement Fund
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

                   We refer to the Master Shelf Agreement dated as of April 17, 1997, as amended by Letter Amendment No. 1 dated March 31, 1998, Letter Amendment No. 2 dated as of June 30, 1998, Letter Amendment No. 3 dated as of October 30, 1998 and Letter Amendment No. 4 dated as of March 25, 1999 (as amended, the "Agreement"), among the undersigned, TransMontaigne Inc., formerly known as TransMontaigne Oil Company, (the "Company") and The Prudential Insurance Company of America ("Prudential") and U.S. Private Placement Fund (collectively, the "Purchasers"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

                  The Company has requested that you agree to certain amendments of the terms of the Agreement, including the modification of financial covenants and other covenants. You have indicated your willingness to so agree. Accordingly, it is hereby agreed by you and us as follows:

1. Amendments to the Agreement. The Agreement is, effective as of the date first above written, hereby amended as follows:

     (a) Paragraph 5A. Financial Statements and Reports. Paragraph 5A is amended by deleting the words "KPMG Peat Marwick LLP" in clause (i)(a) and replacing them with "KPMG LLP" and by deleting clause (ii)(e) in its entirety.

     (b) Paragraph 5J. Trading Policy. Paragraph 5J is amended by deleting the date "May 1998" and replacing it with "October 31, 1998" and by deleting the date "October 30, 1998" and replacing it with "May 28, 1999".

     (c) Paragraph 5L. Inventory Accounting. Paragraph 5L is amended in its entirety to read as follows:

          "5L. Inventory Accounting. The Company shall, and shall cause each of its Subsidiaries to, account for substantially all of their inventory on the basis of the "mark to market" method."

     (d) Paragraph 5Q. Credit Fee. Paragraph 5Q is amended in its entirety to read as follows:

          "5Q. Credit Fee. On June 30, 1999, the Company shall pay in respect of the fiscal quarter commencing July 1, 1999 to each holder a credit fee equal to 0.375% of the principal amount of Notes held by such holder on June 30, 1999. On each day after June 30, 1999 on which, pursuant to paragraph 5A, delivery is made, or should have been made (without any grace), whichever is earlier (the "Delivery Date"), of financial statements for the fiscal year ended June 30, 1999 and each fiscal quarter or fiscal year, as the case may be, thereafter (the quarter in respect of which, or ending the period for which, such financial statements are being, or should have been, delivered is herein referred to as the "Reference Quarter"), the Company shall pay, in respect of the next fiscal quarter commencing after such Delivery Date (unless, in the case of annual financial statements, such Delivery Date falls within the second quarter after the Reference Quarter, in which case such payment shall be in respect of the quarter in which such Delivery Date falls), to each holder a credit fee equal to 0.375% of the principal amount of Notes held by such holder as of the last day of such Reference Quarter, if both (i) on such Delivery Date, the senior unsecured debt of the Company is not rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) on the last day of such Reference Quarter, the Company is not in compliance with one or more of the covenants contained in paragraphs 6A and 6B, provided, however, that for purposes of this paragraph 5Q only, compliance with the covenants contained in paragraphs 6A(1), 6A(2), 6A(3) and 6A(4) shall be determined using the percentages set forth in the table below for the Reference Quarters ending on the dates set forth in the table below in place of the relevant percentages set forth in such paragraph, and provided, further that, for purposes of this paragraph 5Q, the proviso at the end of clause (a) of paragraph 6A(1) providing that the ratio used to determine compliance with such paragraph may be as low as 150% so long as for the next succeeding period of four consecutive fiscal quarters (which shall include the last three quarters of the prior period) such ratio equals or exceeds 200% shall not apply for purposes of determining compliance with paragraph 6A(1):

                  --------------------------------------------------------------
                  Covenant  June 30, 1999, September 30, 1999    March 31, 2001
                            December 31, 1999, March 31, 2000,   thereafter
                            June 30, 2000, September and         30, 2000
                            December 31, 2000
                  --------------------------------------------------------------
                  6A(1)     250%                                 275%
                  --------------------------------------------------------------
                  6A(2)     60%                                  55%
                  --------------------------------------------------------------
                  6A(3)     70%                                  60%
                  --------------------------------------------------------------
                  6A(4)     300%                                 250%
                  --------------------------------------------------------------


     (a) Paragraph 5R. Paragraph 5R is amended in its entirety to read as follows:

          "5R. [Intentionally Omitted.]"

     (b) Paragraph 6A. Certain Financial Tests. Paragraph 6A is amended in its entirety to read as follows:

     "6A. Certain Financial Tests.5. Certain Financial Tests.5. Certain Financial Tests.

          6A(1) Interest Coverage.5.1. Interest Coverage.5.1. Interest Coverage. The Company will not permit

          (i) For any fiscal quarter of the Company, commencing with the fiscal quarter ended June 30, 1999, the ratio (expressed as a percentage) of (i) the Consolidated EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters then ended to (ii) the Consolidated Interest Expense of the Company and its Subsidiaries for such period, to be less than 200%; provided, however, that for any single period of four
                     --------  -------
     consecutive fiscal quarters such ratio may be as low as 150% so long as for the next succeeding period of four consecutive fiscal quarters (which shall include the last three quarters of the prior period) such ratio equals or exceeds 200%.

          (ii) For the purposes of this paragraph 6A(1) (and paragraph 5Q), the Consolidated EBITDA of the Company and its Subsidiaries for any period prior to October 30, 1998 shall be deemed to be the Consolidated EBITDA of the Company and its Subsidiaries for such period plus the Consolidated EBITDA of Louis Dreyfus Energy Corp., a Delaware corporation, for such period, combined in accordance with GAAP.

          (iii) For the purposes of this paragraph 6A(1) (and paragraph 5Q), the Consolidated Interest Expense of the Company and its Subsidiaries for each period listed below shall be the amount set forth next to such period:

                           Period                   Amount
                           ------                   ------

                  Twelve months ended      $10,310,000 plus Consolidated
                     June 30, 1999         Interest Expense for the portion of
                                           the period commencing November 1,
                                           1998


                  Twelve months ended      $2,980,000 plus Consolidated Interest
                    September 30, 1999     Expense for the portion of the period
                                           commencing November 1, 1998



          6A(2) Leverage.5.2. Leverage.5.2. Leverage Ratio. The Company will not permit at any time on and after June 30, 1999 the Leverage Ratio of the Company and its Subsidiaries to exceed 65%.

          6A(3) Fixed Asset Reliance.5.3. Fixed Asset Reliance.5.3. Fixed Asset Reliance. The Company will not permit at any time on and after June 30, 1999 the ratio of (a) the difference of (i) the Consolidated Total Liabilities of the Company and its Subsidiaries minus (ii) the Consolidated Current Assets of the Company and its Subsidiaries to (b) the Consolidated Tangible Net Worth of the Company and its Subsidiaries (expressed as a percentage) to be greater than 80%.

          6A(4) Cash Flow Leverage Ratio.5.4. Cash Flow Leverage Ratio.5.4. Cash Flow Leverage Ratio. The Company will not permit at any time on the last day of each fiscal quarter of the Company, commencing with the fiscal quarter ended June 30, 1999, the ratio (expressed as a percentage) of (a) the Consolidated Net Liabilities of the Company and its Subsidiaries to (b) the Consolidated Pro Forma EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters then ended to exceed 350%.

          6A(5) Consolidated Tangible Net Worth.5.5. Consolidated Tangible Net
                                                     -------------------------
     Worth.5.5. Consolidated Tangible Net Worth. The Company will not permit at
     -----      -------------------------------
     any time on or after June 30, 1999 the Consolidated Tangible Net Worth to be less than $300,000,000; provided, however, that on the last day of each
                                --------  -------
     fiscal quarter of the

     Company commencing with the fiscal quarter ended September 30, 1999, the then effective dollar amount in this paragraph 6A(5) (including any prior increases of such amount pursuant to clauses (a) and (b) below) shall be increased by the sum of (a) 50% of the net proceeds of common stock, preferred stock or other equity securities issued during the fiscal quarter then ended by the Company and its Subsidiaries, calculated on a Consolidated basis in accordance with GAAP, plus (b) 50% of Consolidated
                                           ----
     Net Income (if positive) for the fiscal quarter then ended."

     (a) Paragraph 6B. Distributions. Paragraph 6B is amended by amending clause
(ii) in its entirety to read as follows:

          "(ii) So long as immediately before and after giving effect thereto no Default or Event of Default exists, the Company may make Distributions to its stockholders; provided, that the cumulative amount distributed shall not exceed the remainder of (a) the sum of (i) $30,000,000 plus (ii) 50% of
                                                                ----
     the cumulative Consolidated Net Income of the Company and its Subsidiaries commencing July 1, 1998 minus (b) the aggregate cumulative amount of the
                             -----
     Investments made by the Company and its Subsidiaries under paragraph 6C(4); provided, however, that if the Company shall have gained control of West
     --------  -------
     Shore Pipeline Company, a Delaware corporation, the amount in the preceding clause (b) shall be zero."

     (b) Paragraph 6C(2). Indebtedness. Paragraph 6C(2) is amended (I) by deleting the term "Adjusted Consolidated Net Tangible Assets" and replacing it with the term "Consolidated Net Tangible Assets" in each place it appears in clause (vii), (II) by deleting the paragraph reference "6C(4)(vii)" in clause
(xi) and replacing it with "6C(4)(viii)", (III) by amending clause (xii) in its entirety to read as follows:

          "(xii) So long as the Intercreditor Agreement is in effect, Funded Debt of the Company under the Bank Agreement not exceeding $600,000,000, and other "Credit Obligations" (as defined in the Bank Agreement) of the Company and the Guarantors under the Bank Agreement."

     (IV) by amending clause (xiv) in its entirety to read as follows:

          "(xiv) Indebtedness outstanding on June 30, 1999 and described in
     Schedule 8D."
     -----------

     (V) by deleting the words "issued in a Capital Markets Transaction" in clause (xvi) and (VI) by deleting clause (xvii).

     (c) Paragraph 6C(3). Guarantees, Letter of Credit. Paragraph 6C(3) is amended by deleting the paragraph reference "6C(4)(vii)" and replacing it with "6C(4)(viii)" in each place it appears in clause (iv).

     (d) Paragraph 6C(4). Investments and Acquisitions. Paragraph 6C(4) is amended (I) by deleting the date "October 30, 1998" and replacing it with "June 30, 1999" in each place it appears in clauses (v) and (vi), (II) by deleting the term "Adjusted Consolidated Net Tangible Assets" and replacing it with the term "Consolidated Net Tangible Assets" in each place it appears in clause (v), (III) by amending clause (vii) in its entirety to read as follows:

          "(vii) Investments in West Shore Pipe Line Company, a Delaware corporation, made after June 30, 1999; provided, that the aggregate
                                            --------
     cumulative amount of the Investments made under this clause (vii) of paragraph 6C(4) shall not exceed the remainder of (a) the sum of (i) $30,000,000 plus (ii) 50% of the cumulative Consolidated Net Income of the
                 ----
     Company and its Subsidiaries commencing July 1, 1998 minus (b) the
                                                          -----
     aggregate cumulative amount of Distributions theretofore paid by the Company permitted by clause (ii) of paragraph 6B; and provided, further,
                                                           --------  -------
     however, that the limitation set forth in the preceding proviso to this
     -------
     clause (vii) of paragraph 6C(4) shall not apply to any Investment in West Shore Pipeline Company which will give the Company control of West Shore Pipeline Company and which is made in compliance with the clause (ix) of this paragraph 6C(4) (including delivery of the pro forma compliance certificate described therein)."

(IV) by deleting the paragraph reference "6C(4)(vii)" and the date "December18, 1996" in clause (viii) and replacing them with "6C(4)(viii)" and "June 30, 1999", respectively, (V) by deleting the dollar amount "$20,000,000" in clause
(ix) and replacing it with "$40,000,000" and (VI) by deleting the parenthetical clause reading "(or, from and after the date that the Bank Term Loan shall have been repaid in full, $40,000,000 for any single acquisition)" in clause (ix).

     (e) Paragraph 6C(5). Merger, Consolidation and Disposition of Assets. Paragraph 6C(5) is amended by deleting the term "Adjusted Consolidated Net Tangible Assets" and replacing it with the term "Consolidated Net Tangible Assets" in each place it appears in clause (i).

     (f) Paragraph 6C(6). Lease Obligations. Paragraph 6C(6) is amended by deleting the term "Adjusted Consolidated Net Tangible Assets" and replacing it with the term "Consolidated Net Tangible Assets" in each place it appears in clause (ii).

     (g) Paragraph 7A. Acceleration. Paragraph 7A is amended by amending clause
(xvii) in its entirety to read as follows:

          "(vvii) there shall occur any "Event of Default" as defined in Section
     11.1 of the Subordinated Debentures Agreement, or any of the Obligations shall fail to be "Superior

     Indebtedness" within the meaning of Section 9(a) of the Subordinated Debentures Agreement;"

     (h) Paragraph 8B. Financial Statements. Paragraph 8B is amended by amending clause (ii) in its entirety to read as follows:

          "(ii) The Company has furnished to each Purchaser of Accepted Notes
     (a) the financial and operational projections and current capital expenditures plan of the Company and its Subsidiaries dated May 28, 1999 and (b) calculations demonstrating pro forma compliance with the Computation Covenants as of the end of the most recent month or quarter, as applicable, preceding the date hereof. In the Company's judgment, the financial and operational projections referred to in clause (a) above constitute a reasonable basis as of October 30, 1998 for the assessment of the future performance of the Company and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations, which assumptions may prove to have been incorrect and which results may not in fact occur."

     (i) Paragraph 8T. Material Agreements. Paragraph 8T is amended in its entirety to read as follows:

          "8T. Material Agreements. The Company has previously furnished to the Purchasers a correct and complete copy of the Amended and Restated Debenture Agreement dated December 23, 1997 (the "Subordinated Debentures Agreement") between the Company, Massachusetts Mutual Life Insurance Company, Mass Mutual Corporate Investors and Mass Mutual Participation Investors, and correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements, each as in effect on June 29, 1999, listed on Schedule 8T (together with the Subordinated Debentures, the Subordinated Debentures Agreement, the Subordinated Debentures Guarantee, the Acquisition Agreement and the Bank Agreement, the "Material Agreements"). The Notes constitute "Superior Indebtedness" as defined in the Subordinated Debentures Agreement.

     (j) Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended
(I) by adding the following new definitions in alphabetical order and amending existing definitions in full to read as follows, as applicable:

          "Acquired Assets" shall mean the property being purchased by TransMontaigne Terminaling Inc. under the Acquisition Agreement.

          "Acquisition Agreement" shall mean the Sale of Assets Agreement dated May 3, 1999 between TransMontaigne Terminaling Inc., an Arkansas corporation, and the Seller providing for the acquisition by TransMontaigne Terminaling Inc. of certain terminals and pipeline assets of the Seller, as amended by Amendment No. 1 to Sale of Assets Agreement dated as of June 30, 1999.

          "Bank Agreement" shall mean the Third Amended and Restated Credit Agreement dated as of June 29, 1999 between the Company and the Bank Agent, as amended from time to time.

          "Computation Covenants" shall mean paragraph 5O, paragraph 6A, clause
     (ii) of paragraph 6B, clauses (vii) and (xv) of paragraph 6C(2), clauses
     (v), (vii) and (viii) of paragraph 6C(4), clause (i) of paragraph 6C(5) and clause (ii) of paragraph 6C(6).

          "Consolidated Current Assets" shall mean, at any date, all amounts that are or should be carried as current assets on the balance sheet of the Company and its Subsidiaries (other than cash and Cash Equivalents) determined in accordance with GAAP on a Consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any date, all amounts that are or should be carried as current liabilities on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including the current portion of all Funded Debt.

          "Consolidated EBITDA" shall mean, for any period, the total of:

          (a) Consolidated Net Income; plus
                                       ----

          (b) all amounts deducted in computing such Consolidated Net Income in respect of (i) depreciation, amortization and other non-cash charges (including increases of reserves), (ii) Consolidated Interest Expense and
     (iii) taxes based upon or measured by net income; plus
                                                       ----

          (c) all amounts included in computing such Consolidated Net Income in respect of any non-cash inventory writedowns in the fiscal year ended June 30, 1999; minus
               -----

          (d) all amounts included in computing such Consolidated Net Income in respect of dividends received in any form other than cash; minus
                                                                -----

          (e) taxes based upon or measured by net income that are actually paid in cash during such period; minus
                                 -----

          (f) all amounts included in Consolidated Net Income in respect of deferred income tax benefits; minus
                                   -----

          (g) all amounts representing payments from reserves to pay liabilities during such period that were not deducted in computing such Consolidated Net Income.

          "Consolidated Interest Expense" shall mean, for any period, the total of:

          (a) the aggregate amount of interest, including without limitation commitment fees, payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, accrued by the Company and its Subsidiaries (whether such interest is reflected as an item of expense or capitalized) in accordance with GAAP on a Consolidated basis; minus
                         -----

          (b) to the extent included in clause (a) above, the amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest); plus
                                            ----

          (c) actual cash payments with respect to accrued and unpaid interest (including PIK Interest) that has previously reduced Consolidated Interest Expense pursuant to clause (b) above.

          "Consolidated Net Income" shall mean, for any period, the net earnings (or loss) before dividend requirements for preferred stock of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:
            --------  -------


          (a) the earnings (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries;

          (b) the earnings (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts
     --------  -------
     in respect of the earnings of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

          (c) all amounts included in computing such net earnings (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness or equity at less than face value after April 30, 1998;

          (d) extraordinary and nonrecurring gains;

          (e) the earnings of any Subsidiary to the extent the payment of such earnings in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary; and

          (f) any after-tax gains or losses attributable to returned surplus assets of any Plan.

          "Consolidated Net Liabilities" shall mean, on any date, the difference of (a) Consolidated Total Liabilities of the Company and its Subsidiaries on such date minus (b) an amount equal to 75% of the Consolidated Current Assets of the Company and its Subsidiaries on such date.

          "Consolidated Net Tangible Assets" shall mean at any date the total of:

          (a) the total assets of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis;

          minus (b) Consolidated Current Liabilities;
          -----

          minus (c) all other liabilities of the Company and its Subsidiaries
          -----
     determined in accordance with GAAP on a Consolidated basis other than liabilities for Funded Debt;

          minus (d) the amount of intangible assets carried on the balance sheet
          -----
     of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including goodwill, patents, patent applications, copyrights, trademarks, tradenames, research and development expense, organizational expense, annualized debt discount and expense, deferred financing charges and debt acquisition costs;

          minus (e) the amount at which any minority interest in a Subsidiary
          -----
     appears as a liability on the Consolidated balance sheet of the Company and its Subsidiaries.

          "Consolidated Pro Forma EBITDA" shall mean, for any period, the Consolidated EBITDA of the Company and its Subsidiaries for such period adjusted to include the results of operations of any Person, business or assets acquired by the Company or a Subsidiary, and exclude the results of operations of any Person, business or assets disposed of, during such period for the portion of such period which preceded such acquisition or disposition, as the case may be, the method of making any such adjustment to be reasonably satisfactory to the Majority Holders.

          "Consolidated Tangible Net Worth" shall mean, at any date, the total of:

          (a) stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding the effect of any foreign currency translation adjustments (but in any event including in such equity, on a Consolidated basis, the Series A Convertible Preferred Stock and any other convertible preferred stock of the Company at the time outstanding);

          minus (b) the amount by which such stockholders' equity has been
          -----
     increased after April 30, 1998 by the items described in clause (a), (b),
     (c), (e) or (f) of the definition of Consolidated Net Income;

          minus (c) to the extent not already deducted from the amount in clause
          -----
     (a) above, (i) treasury stock, (ii) receivables due from an employee stock ownership plan and (iii) Guarantees of Indebtedness incurred by an employee stock ownership plan;

          minus (d) the amount of intangible assets carried on the balance sheet
          -----
     of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, including goodwill, patents, patent applications, copyrights, trademarks, tradenames, research and development expense, organizational expense, unamortized debt discount and expense, deferred financing charges and debt acquisition costs.

          "Consolidated Total Liabilities" shall mean, at any date, all Indebtedness of the Company and its Subsidiaries on a Consolidated basis.

          "PIK Interest" shall mean any accrued interest payments on Financing Debt that are postponed or made through the issuance of "payment-in-kind" notes on other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

          "Seller" shall mean Amerada Hess Corporation, a Delaware corporation.

          "Year 2000 Compliant" shall have the meaning specified in paragraph
     8U.

(II) by deleting the definitions of "Acquisition", "Adjusted Consolidated Funded Debt", "Adjusted Consolidated Net Tangible Assets", "Adjusted Leverage Ratio", "Capital Markets Transaction", "Consolidated Income from Operations", "Contango Market Obligations", "New Equity Securities", "Permitted Contango Market Transaction", "Permitted Preferred Trust Securities", "Permitted Subordinated Trust Indebtedness" and "Qualified Person";

(III) by amending the definition of "Distribution" by adding the word "and" immediately after the semicolon at the end of clause (d), by deleting the semicolon and the word "and" at the end of clause (e) and replacing them with a period, by deleting clause (f) in its entirety and by deleting the paragraph reference "6C4(vii)" and replacing it with "6C4(viii)";

(IV) by amending the definition of "Indebtedness" by amending clause (j) in its entirety to read as follows:

          "(j)  all Guarantees in respect of Indebtedness of others."

and (V) by amending the definition of "Investment" by (A) deleting the word "or" at the end of clause (iv) in the second sentence and replacing it with a comma,
(B) adding the word "or" at the end of clause (v) in the second sentence, (C) adding to the end of the second sentence a new clause (vi) reading as follows:

          "(vi) joint operating agreements conducted by Wholly Owned Subsidiaries of the Company with each other or with third parties"

and (D) by amending clause (A) in the third sentence in its entirety to read as follows:

          "(A) the amount of any Investment shall be the cost thereof (excluding any amounts paid in respect of inventory or other working capital items) minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);"

     (k) Schedule 5A(i). Covenant Compliance Certificate. Schedule 5A(i) is replaced in its entirety by Schedule 5A(i) attached hereto.

     (l) Schedule 8A. Company and Subsidiary Information. Schedule 8A is replaced in its entirety by Schedule 8A attached hereto.

     (m)        Schedule 8D. Financing Debt, Liens, Guarantees and Investments.
Schedule 8D is replaced in its entirety by Schedule 8D attached hereto.

     (n) Schedule 8T. Material Agreements. Schedule 8T is replaced in its entirety by Schedule 8T attached hereto.

1. Consent of Guarantors. Each Guarantor under the Guaranty contained in paragraph 11 of the Agreement, hereby consents to this letter amendment and hereby confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, said letter amendment, all references in the Guaranty to the

     Agreement, "thereunder", "thereof", or words of like import referring to the Agreement shall mean the Agreement as amended by said letter amendment.

2. Consent of Pledgors. Each of the Company, TransMontaigne Transportation Services Inc., TransMontaigne Product Services Inc. and TransMontaigne Pipeline Inc. is a Pledgor under the Pledge Agreement (the "Pledgors"), and each hereby agrees that (i) the Pledge Agreement shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, this letter amendment, all references in the Pledge Agreement to the Loan Documents shall mean the Loan Documents as amended by this Amendment and
     (ii) all of the Loan Security described therein does, and shall continue to, secure the payment by the Pledgors of their obligations under the Loan Documents, as amended by this letter amendment.

3. Representations and Warranties. In order to induce you to enter into this Amendment, each of the Obligors hereby represents and warrants that each of the representations and warranties contained in paragraph 8 of the Agreement, as amended hereby, is true and correct on the date hereof. The Company further represents and warrants that the Subsidiary Pledgors constitute all of Subsidiaries which own any form of equity interest in any Subsidiary or any form of intercompany Indebtedness from another Subsidiary or the Company.

4.   Miscellaneous.

     (a) Effect on Agreement. On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, and each reference in the Pledge Agreement to "the Shelf Agreement" "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

     (b) Counterparts. This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

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

     (c) Effectiveness. This letter amendment shall become effective as of the date first above written when and if each of the conditions set forth in this subparagraph (c) shall have been satisfied.

          (I) Executed Counterparts. Counterparts of this letter amendment shall have been executed by the Company, each Guarantor, each Pledgor and you.

          (II) Credit Fee. The Purchasers shall have received the credit fee payable on June 30, 1999 referred to in paragraph 5Q of the Agreement, as amended hereby.

          (III) No Default or Event of Default. No Default or Event of Default under the Agreement shall have occurred and be continuing.

          (IV) Payment of Fees. Without limiting the provisions of paragraph 12B of the Agreement, Baker & Botts, L.L.P. shall have received its fees and expenses incurred to the extent such fees and expenses are reflected in a statement rendered to the Company on or prior to June 29, 1999.

          (V) Legal Opinions. On the date hereof, the Purchasers shall have received from the following counsel their respective opinions with respect to the transactions contemplated by this letter amendment, which opinions shall be in form and substance satisfactory to the Purchasers:

                (a) Erik B. Carlson, general counsel of the Company and its Subsidiaries.

                (b) Jennifer J. May, associate counsel of certain Subsidiaries of the Company.

          Each of the Company and its Subsidiaries authorizes and directs its counsel to furnish the foregoing opinions.

          (I) Bank Consent. The Bank Agent and each other requisite holder, if any, of Indebtedness issued under the Bank Agreement shall have consented, to the extent required under the Bank Agreement and the Intercreditor Agreement, to the modifications of the Agreement effected hereby, the terms and conditions of such consent to be satisfactory to the Purchasers, and shall have acknowledged that the Intercreditor Agreement remains in full force and effect; and the covenants of the Company set forth in the Bank Agreement shall have been amended to reflect the covenant modifications of the Agreement made herein.

          (II) No Material Adverse Change.1.7. No Material Adverse Change.1.7. No Material Adverse Change. There shall have been no Material Adverse Change in the Company since April 30, 1998.

          (III) Acquisition.1.10. Acquisition.1.10. Acquisition. Other than as consented to by the Purchasers in writing:

                (a) The provisions of the Acquisition Agreement shall not have been amended, modified, waived or terminated.

                (b) All of the representations and warranties of the Seller set forth in the Acquisition Agreement shall be complete and correct in all material respects on and as of June 30, 1999 with the same force and effect as though made on and as of such date.

                (c) All of the other conditions to the obligations of the Company set forth in the Acquisition Agreement shall have been satisfied.

                (d) Any material consent, authorization, order or approval of any Person required in connection with the transactions contemplated by the Acquisition Agreement shall have been obtained and shall be in full force and effect.

                (e) All of the items required to be delivered under the Acquisition Agreement shall have been so delivered.

                (f) On June 30, 1999, the Company shall have furnished to the Purchasers, a certificate, signed by a Financial Officer, to the effect that the closing has occurred under the Acquisition Agreement.

          (IV) Year 2000 Plan..1.11. Year 2000 Plan..1.11. Year 2000 Plan. The Company and its Subsidiaries will have informed the Purchasers, in reasonable detail, of the actions the Company and its Subsidiaries have taken and will be taking to become Year 2000 Compliant.

          (V) Pro forma Compliance.1.12. Pro forma Compliance.1.12. Pro forma Compliance.

                (a) After giving effect to the closing under the Acquisition Agreement and the incurrence of the Indebtedness contemplated to be incurred on June 30, 1999 under the Bank Agreement, the Company and its Subsidiaries, taken as a whole:

                     (i)   will be solvent;

                     (ii) will have assets having a fair saleable value in excess of the amount required to pay their probable liability on their existing debts as such debts become absolute and mature;

                     (iii) will have access to adequate capital for the conduct of their business; and

                     (iv) will have the ability to pay their debts from time to time incurred as such debts mature.

                (b) The Company shall have furnished to the Purchasers a certificate, signed by a Financial Officer, to such effect, together with calculations pursuant to paragraph 6C(4) and clause (ii)(b) of paragraph 8B with respect to the Computation Covenants, in each case using the financial statements of the Company and its Subsidiaries as of March 31, 1999 and of the property being purchased by TransMontaigne Terminaling Inc. under the Acquisition Agreement as of March 31, 1999 and giving pro forma effect to the closing under the Acquisition Agreement and the incurrence of the Indebtedness contemplated to be incurred on June 30, 1999 under the Bank Agreement.

          (VI) Proper Proceedings.2.2. Proper Proceedings.2.2. Proper Proceedings. This letter amendment and each other Loan Document to be delivered in connection herewith and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Loan Document to be delivered in connection herewith shall have been obtained and shall be in full force and effect.

          (VII) General.2.4. General.2.4. General. All legal and corporate proceedings in connection with the transactions contemplated by this letter amendment shall be satisfactory in form and substance to the Purchasers; and the Purchasers shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Purchasers may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

     (d) Expenses. The Company confirms its agreement, pursuant to paragraph 12B of the Agreement, to pay promptly all expenses of the Purchasers related to this letter amendment and all matters contemplated by this letter amendment, including without limitation all fees and expenses of the Purchasers' special counsel.

     (e) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     [Remainder of page intentionally left blank; signature pages follows]

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this letter amendment to TransMontaigne Inc., 370 17th Street, Suite 2750, Denver, Colorado 80202, Attention of Harold R. Logan, Jr.

                                   Very truly yours,

                                   TRANSMONTAIGNE INC.
                                   (f/k/a TransMontaigne Oil Company)

                                   By: /s/ Richard E. Gathright
                                       ------------------------
                                         Title:  President

                                   Guarantors/Pledgors

                                   TRANSMONTAIGNE PRODUCT SERVICES
                                      MIDWEST INC. (f/k/a TransMontaigne Product
                                      Services Inc.)
                                   TRANSMONTAIGNE PIPELINE INC.
                                   TRANSMONTAIGNE TERMINALING INC.
                                   TRANSMONTAIGNE TRANSPORTATION
                                      SERVICES INC.
                                   BEAR PAW ENERGY INC.
                                   TRANSMONTAIGNE PRODUCT SERVICES INC.

                                   By: /s/ Richard E. Gathright
                                       ------------------------
                                   As C.E.O. of each of the foregoing
                                   corporations

         Agreed as of the date first above written:

         THE PRUDENTIAL INSURANCE COMPANY
            OF AMERICA

         By:  /s/ Ric E. Abel
              ----------------------------------------
              Vice President

         U.S. PRIVATE PLACEMENT FUND

         By:  Prudential Private Placement
              Investors, L.P., Investment Advisor

         By:  Prudential Private Placement
              Investors, Inc., its General Partner

         By:  /s/ Ric E. Abel
              ----------------------------------------
              Vice President

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